Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

BLUELINX HOLDINGS INC.

ADOPTED:  NOVEMBER 18, 2004

-i-

-ii-

ARTICLE I

DEFINITIONS

As used in these Amended and Restated Bylaws of the Corporation, the terms set forth below shall have the meanings indicated, as follows:

“Amended and Restated Bylaws” shall mean these Amended and Restated Bylaws of the Corporation.

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Board” shall mean the Board of Directors of the Corporation.

“Corporation” shall mean BlueLinx Holdings Inc., a Delaware corporation.

“DGCL” shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

“Secretary of State” shall mean the Secretary of the State of Delaware.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 2.01   Place of Meeting.  Except as otherwise provided in these Amended and Restated Bylaws, the Board may designate any place within or outside the State of Delaware as the place of meeting for any annual or special stockholders’ meeting.

Section 2.02   Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation’s fiscal year, and at such time, as the Board may from time to time determine.  For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the nomination or other business in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action as determined by the Board.  To be timely, a notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at least 90 days, and no earlier than 120 days, before the first anniversary of the preceding year’s annual meeting; provided, that, in the event the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, notice by the stockholder must be delivered no earlier than 120 days before the annual meeting and no later than the later of 90 days before the annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Corporation.  The public announcement of an adjournment or postponement of an annual meeting of stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Section 2.03   Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, only may be called by the Board.

Section 2.04   Notice to Stockholders.  Except as otherwise provided in the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, or as otherwise required by applicable law:

(a)   Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

(b)   Manner of Notice.  Except as otherwise provided herein or permitted by applicable law, notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation.

(c)   Waiver of Notice of Meetings of Stockholders.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in a waiver of notice.

(d)   Notice of Annual Meetings.  Unless otherwise required by the DGCL with respect to meetings at which specified actions will be considered, notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

(e)   Notice of Special Meetings.  Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

Section 2.05   Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date:  (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.06   Quorum; Adjournments.   Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall, by a majority vote of the shares held by such stockholders, have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented.  Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall, by a majority vote of the shares held by such stockholders, have the power to adjourn the meeting from time to time without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken (except as otherwise provided herein), until a date which is not more than 30 days after the date of the original meeting.  At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 2.07   Voting.   Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, at any meeting of the stockholders, every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote.  Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter.  Directors shall be elected as provided in Section 3.03 of Article III of these Amended and Restated Bylaws.  Written ballots shall not be required for voting on any matter unless ordered by the chairperson of the meeting.

Section 2.08   Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Every proxy shall be executed in writing by the stockholder or by his authorized representative, or otherwise as provided in the DGCL.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.09   List of Stockholders.  At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.10   Conduct of Meetings.  At each meeting of the stockholders, the Chairperson of the Board of Directors or, in his absence, the Chief Executive Officer shall act as chairperson of the meeting.  The Secretary or, in his absence, any person appointed by the chairperson of the meeting shall act as secretary of the meeting and shall keep the minutes thereof.  The order of business at all meetings of the stockholders shall be as determined by the chairperson of the meeting.

Section 2.11   No Written Consent of Stockholders in Lieu of Meeting.  Stockholders shall not be entitled to act by written consent in lieu of obtaining the necessary vote at an annual or special meeting of stockholders for matters which would otherwise require stockholder approval at an annual or special meeting of stockholders pursuant to the DGCL.

Section 2.12   Inspectors.  The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

ARTICLE III

DIRECTORS

Section 3.01   General Powers.  All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Amended and Restated Certificate of Incorporation.

Section 3.02   Number, Tenure, Qualifications.  Except as otherwise provided by the Amended and Restated Certificate of Incorporation of the Corporation, the Board shall consist of one or more individuals, the precise number to be fixed by resolution of the Board from time to time.  The initial Board shall consist of nine members.  Except as otherwise provided by the Amended and Restated Certificate of Incorporation, the number of directors may be reduced or increased from time to time by action of the whole Board, provided that no decrease may shorten the term of an incumbent director.  Each member of the Board shall hold office until the annual meeting of stockholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death.

Section 3.03   Election.   Except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation or by these Amended and Restated Bylaws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected.

Section 3.04   Removal.   Unless otherwise provided by the Amended and Restated Certificate of Incorporation, these Amended and Restated Bylaws or any contract or agreement to which the Corporation is a party, a director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.05   Resignations.  Any director may resign at any time by giving written notice of his or her resignation to the Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 3.06   Vacancies, How Filled.  Unless otherwise provided by law or the Amended and Restated Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board may be filled by a majority of the remaining members of the Board, although such majority may be less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 3.07   Place of Meeting.  The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine.

Section 3.08   Compensation.  Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

Section 3.09   Regular Meetings.  Regular meetings of the Board shall be held on such dates and at such times and places as the Board determines from time to time.  Notice of regular meetings need not be given, except as otherwise required by law.

Section 3.10   Special Meetings.  Special meetings of the Board, for any purpose or purposes, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary upon the written request of a majority of the directors.  The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 3.11   Notice of Meetings.   Notice of each special meeting of the Board (and of each annual meeting which is not held immediately after, and in the same place as, the annual meeting of stockholders) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the Chief Executive Officer or the Secretary and shall state the place, date and time of the meeting.  Notice of each meeting may be delivered to a director by hand or given to a director orally (either by telephone or in person) or mailed, telegraphed or sent by facsimile transmission to a director at his residence or usual place of business or sent by e-mail to an electronic address at which the director has consented to receive notice, provided, however, that if notice of less than 72 hours is given it may not be mailed.  If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if telegraphed, the notice shall be deemed given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched; and if sent by facsimile transmission or e-mail, the notice shall be deemed given when transmitted with transmission confirmed.  Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened.  Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

Section 3.12   Quorum.  At all meetings of the Board, unless otherwise provided in the Amended and Restated Certificate of Incorporation or other provisions of these Amended and Restated Bylaws, the presence of a majority of the Directors shall constitute a quorum for the transaction of business.  In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had.  Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

Section 3.13   Conduct of Meetings.  At each meeting of the Board, the Chairperson of the Board of Directors or, in his absence, the Chief Executive Officer shall act as chairperson of the meeting.  The Secretary or, in his absence, any person appointed by the chairperson of the meeting shall act as secretary of the meeting and shall keep the minutes thereof.  The order of business at all meetings of the Board shall be as determined by the chairperson of the meeting.

Section 3.14   Committees.

(a)   Committees.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In addition, in the absence or disqualification of a member of the committee, if no alternate member has been designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

(b)   Committee Rules.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these Amended and Restated Bylaws.

Section 3.15   Action Without Formal Meeting.  Except as expressly otherwise provided in the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission (which may take the form of one or more counterparts), and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

Section 3.16   Conference Call Meetings.  Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

Section 4.01   Generally.  The Board shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall exercise such powers and perform such duties as are specified in these Amended and Restated Bylaws or in a resolution of the Board.  Without limiting the foregoing, the Board may appoint as officers one or more Vice Presidents, a President and a Chief Financial Officer.  Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

(a)   The Corporation shall have, at a minimum, the following officers, which offices shall bear the titles designated therefor by resolution of the Board, but in the absence of such designation shall bear the titles set forth below:

Office	Title
Chief Executive Officer	Chief Executive Officer
Secretary	Secretary

(b)   Any person may hold two or more offices simultaneously, and no officer need be a stockholder of the Corporation.

(c)   If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

Section 4.02   Compensation.  The salaries of the officers of the Corporation shall be fixed by the Board, except that the Board may delegate to any officer or officers the power to fix the compensation of any other officer.

Section 4.03   Term; Removal.   Subject to his or her earlier death, resignation or removal, each officer shall hold his or her office until his or her successor shall have been appointed, or until his or her earlier death, resignation or removal.  Any officer may be removed at any time, with or without cause, by the Board.

Section 4.04   Resignations.  Any officer may resign at any time by giving written notice of his resignation to the Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 4.05   Vacancies.  A vacancy in any office, because of resignation, removal or death may be filled by the Board, or if so provided by resolution of the Board, by an officer of the Corporation to whom has been delegated the authority to appoint the holder of such vacated office.

Section 4.06   Duties.

(a)   Chief Executive Officer.  The Chief Executive Officer shall have such other title or titles designated by the Board (including, without limitation, in the Board’s discretion, the title of “President”) and shall be the principal executive officer of the Corporation.  Subject to the control of the Board, the Chief Executive Officer shall in general manage, supervise and control all of the business and affairs of the Corporation.  He shall, when present, preside at all meetings of all of the stockholders.  He shall have authority to conduct all ordinary business on behalf of the Corporation and may execute and deliver on behalf of the Corporation any contract, conveyance or similar document, excluding agreements which expressly require approval of the Board or stockholders pursuant to these Amended and Restated Bylaws or the DGCL; and in general shall perform all duties incident to the office of the Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board from time to time.

(b)   Chief Financial Officer.  The Chief Financial Officer, if one is appointed, shall be the chief financial officer and the chief accounting officer of the Corporation.  The Chief Financial Officer shall see that the books of account and other accounting records of the Corporation are maintained in proper form and in general perform all the duties incident to the office of the chief financial officer of a corporation, as well as such other duties as may be assigned to such person by the Board or the Chief Executive Officer.

(c)   Secretary. The Secretary may be designated by any such title as determined by resolution of the Board, but shall have the duties of the officer denominated the “Secretary” under the DGCL.  Such officer shall:  (1) attend and keep the minutes of the stockholders’ meetings and of the Board’s meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws or as otherwise required by law or the provisions of the Amended and Restated Certificate of Incorporation; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (4) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation’s stockholders in a form that permits the preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares, showing the number and class of shares held by each; (5) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (6) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the DGCL or otherwise to create, maintain or preserve; and (7) in general perform all duties incident to the legal office of “Secretary,” as described in the DGCL, and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

(d)   Deputy Officers. The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act.  Deputy officers may hold such titles as designated therefor by the Board; however, any office designated with the prefix “Vice” or “Deputy” shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined.  Deputy officers shall have such other duties as prescribed by the Board or the Chief Executive Officer from time to time.

(e)   Assistant Officers.  The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers.  The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

ARTICLE V

INDEMNIFICATION

Section 5.01   Indemnification.  The Corporation shall indemnify and hold harmless, and advance expenses, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who (1) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful or (2) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.  Notwithstanding the preceding sentence, except as otherwise provided in these Amended and Restated Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by these Amended and Restated Bylaws, in any written agreement with the Corporation, or in the specific case by the Board or stockholders; provided, however, that if successful in whole or in part in any suit for the advancement of expenses or indemnification hereunder, the Covered Person shall be entitled to payment of the expense of litigating such suit.  Nothing in this Article V shall affect any rights to indemnification or advancement of expenses to which directors, officers, employees or agents of the Corporation otherwise may be entitled under these Amended and Restated Bylaws, any written agreement with the Corporation or otherwise.  The Corporation may, to the extent authorized from time to time by the Board or stockholders, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification  and advancement of expenses of directors and officers of the Corporation.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provides for indemnification greater or different than that provided in this Article V.  No amendment or repeal of this Article V shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.

Section 5.02   General.  It is the intent of this Article V to require the Corporation, unless otherwise determined by the Board or as provided for in Section 5.01 in the case of a proceeding (or part thereof) commenced by a Covered Person, to indemnify the Covered Persons for judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys’ fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of Bylaws, and the indemnification and expense advancement provided by this Article V shall not be limited by the absence of an express recital of such circumstances.

Section 5.03   Indemnification Benefits.  Indemnification pursuant to these Amended and Restated Bylaws shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Covered Persons.

Section 5.04   Prepayment of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

Section 5.05   Claims.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5.06   Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, these Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.07   Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.

ARTICLE VII

CAPITAL STOCK

Section 7.01   Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 7.02   Transfer.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation’s stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing.  In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.04 of Article VII of these Amended and Restated Bylaws.

Section 7.03   Rights of Holder.  The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.04   Lost or Destroyed Certificates.  Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE VIII

DIVIDENDS

To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

ARTICLE IX

SEAL

The corporate seal shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

ARTICLE X

REGISTERED OFFICE AND REGISTERED AGENT

The address of the initial registered office of the Corporation is 615 South Dupont Highway, County of Kent, City of Dover, Delaware 19901 and the name of the initial registered agent is National Corporate Research, Ltd.  The Corporation may have other offices at such places within or without the State of Delaware as the Board may from time to time designate or the business of the Corporation may require or make desirable.

ARTICLE XI

AMENDMENTS

Bylaws may be adopted, amended or repealed by the Board, provided the conferral of such power on the Board shall not divest the stockholders of the power, or limit their power, to adopt, amend or repeal Bylaws.

ARTICLE XII

VOTING SHARES IN OTHER CORPORATIONS

Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chief Executive Officer or by a proxy or proxies appointed by him.